UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 8, 2021

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 West Liberty Street, 12th Floor, Reno, Nevada 89501

(Address of principal executive offices, including zip code)

(775) 328-0100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Final Settlement of Tender Offer

On October 8, 2021, Caesars Entertainment, Inc. (the “Company”) announced the expiration and results as of 12:00 a.m., New York City time, on October 7, 2021 (the “Expiration Time”) of the previously announced cash tender offer (the “Tender Offer”) of the 5.250% senior notes due 2025 (the “CRC Notes”) issued by the Company’s subsidiaries, CRC Escrow Issuer, LLC (“CRC”) and CRC Finco, Inc. (“CRC Finco” and together with CRC, collectively, the “CRC Notes Issuers”) that commenced on September 10, 2021 on the terms and subject to the conditions set forth in the CRC Notes Issuers’ Offer to Purchase dated September 10, 2021 and the accompanying Letter of Transmittal dated September 10, 2021.

As previously reported, on September 23, 2021 (the “Early Tender Time”), $889,277,000 in aggregate principal amount of the CRC Notes had been validly tendered and not validly withdrawn. Holders of CRC Notes validly tendered at or prior to the Early Tender Time, not validly withdrawn and accepted for purchase in accordance with the terms of the Tender Offer received on September 24, 2021 (the “Early Settlement Date”), for each $1,000 principal amount of such CRC Notes, the “Total Consideration” of $1,015.00, which included an “Early Tender Premium” of $30.00. In addition to the Total Consideration, such holders also received, in respect of such CRC Notes, accrued and unpaid interest from the last interest payment date for the CRC Notes to, but not including, September 24, 2021.

Following the Early Tender Time and as of the Expiration Time, $4,000 in aggregate principal amount of the CRC Notes had been validly tendered and not validly withdrawn. Holders of CRC Notes validly tendered after the Early Tender Time, at or prior to the Expiration Time, not validly withdrawn and accepted for purchase in accordance with the terms of the Tender Offer received on October 8, 2021 (the “Final Settlement Date”), for each $1,000 principal amount of such CRC Notes, the “Late Tender Offer Consideration” of $985.00, which did not include the Early Tender Premium. In addition to the Late Tender Offer Consideration, such holders also received, in respect of such CRC Notes, accrued and unpaid interest from the last interest payment date for the CRC Notes to, but not including, October 8, 2021.

The Tender Offer expired at the Expiration Time and was not extended. This Current Report on Form 8-K is neither an offer to purchase nor the solicitation of an offer to sell any CRC Notes.

Following the Final Settlement Date, $810,719,000 aggregate principal amount of the CRC Notes remained outstanding. As previously reported, following the Early Settlement Date the CRC Notes Issuers issued a notice to redeem, on October 15, 2021 (the “Redemption Date”), all of the CRC Notes that have not previously been called for redemption in connection with the redemption of $500 million of the CRC Notes on October 15, 2021 at a redemption price of 101.313% of the principal amount of the CRC Notes plus accrued and unpaid interest (if any) pursuant to the unconditional notice of partial redemption delivered by the CRC Notes Issuers on September 9, 2021 or validly tendered and accepted for purchase in the Tender Offer at the redemption price, expressed as a percentage of principal amount, of 101.313%, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT, INC.

Date: October 8, 2021	By:	/s/ Bret Yunker
	Name:	Bret Yunker
	Title:	Chief Financial Officer